Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Grifols Inc.
(Exact name of obligor as specified in its charter)

Virginia	20-2533768
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2410 Lillyvale Avenue
Los Angeles, California	90032
(Address of principal executive offices)	(Zip code)

GRIFOLS, S.A.
(Exact name of obligor as specified in its charter)

Spain	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Avinguda de la Generalitat, 152-158
Parc de Negocis Can Sant Joan
Sant Cugat del Vallès 08174
Barcleona, Spain
(Address of principal executive offices)	(Zip code)
Grifols Biologicals Inc.
(Exact name of obligor as specified in its charter)

Delaware	13-4253630
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

5555 Valley Boulevard
Los Angeles, California	90032
(Address of principal executive offices)	(Zip code)
Biomat USA, Inc.
(Exact name of obligor as specified in its charter)

Delaware	95-4343492
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2410 Lillyvale Avenue
Los Angeles, California	90032
(Address of principal executive offices)	(Zip code)

Grifols Therapeutics Inc.
(Exact name of obligor as specified in its charter)

Delaware	34-2032472
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

4101 Research Commons
79 T.W. Alexander Drive,
Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip code)
Talecris Plasma Resources, Inc.
(Exact name of obligor as specified in its charter)

Delaware	20-5444433
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

4101 Research Commons
79 T.W. Alexander Drive,
Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip code)
Instituto Grifols, S.A.
(Exact name of obligor as specified in its charter)

Spain	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Polígono Levante,
Calle Can Guasch s/n, 08150
Parets del Vallés
Barcelona, Spain
(Address of principal executive offices)	(Zip code)

Diagnostic Grifols, S.A.
(Exact name of obligor as specified in its charter)

Spain	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Polígono Levante,
calle Can Guasch s/n, 08150
Parets del Vallés
Barcelona, Spain
(Address of principal executive offices)	(Zip code)
Movaco, S.A.
(Exact name of obligor as specified in its charter)

Spain	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Polígono Levante,
calle Can Guasch s/n, 08150
Parets del Vallés
Barcelona, Spain
(Address of principal executive offices)	(Zip code)
Laboratorios Grifols, S.A.
(Exact name of obligor as specified in its charter)

Spain	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Polígono Levante,
calle Can Guasch s/n, 08150
Parets del Vallés
Barcelona, Spain
(Address of principal executive offices)	(Zip code)

Grifols Italia, S.p.A.
(Exact name of obligor as specified in its charter)

Italy	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Via Carducci 62D — Loc. La Fontina
56010 — San Guiliano Terme
(PI), Frazione Ghezzano,
Italy
(Address of principal executive offices)	(Zip code)
Grifols Deutschland GmbH
(Exact name of obligor as specified in its charter)

Germany	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Lyoner Strasse 15
60528 Frankfurt am Main
Germany
(Address of principal executive offices)	(Zip code)

8.25% Senior Notes due 2018 and
Guarantees of 8.25% Senior Notes due 2018
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, DC 20219
United States Department of the Treasury

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 11th day of October, 2011.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/S/ Geraldine Creswell

Name:	Geraldine Creswell
Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business June 30, 2011, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,624
Interest-bearing balances		186
Securities:
Held-to-maturity securities		0
Available-for-sale securities		828,663
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		60,500
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		8,561
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		201,961
Other assets		146,990

Total assets		$2,104,798

1

		Dollar Amounts
		in Thousands
LIABILITIES

Deposits:
In domestic offices		506
Noninterest-bearing	506
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		227,247
Total liabilities		496,444
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Not available
Retained earnings		482,674
Accumulated other comprehensive income		3,160
Other equity capital components		0
Not available
Total bank equity capital		1,608,354
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,608,354

Total liabilities and equity capital		2,104,798

     I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz          )          CFO and Managing Director
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

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